Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$4,506,000,000

SLM Student Loan Trust 2007-4

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On April 5, 2007, the trust will issue the following classes of notes offered by this term sheet:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$716,000,000	3-month LIBOR minus %	January 25, 2016
Floating Rate Class A-2 Notes	$763,000,000	3-month LIBOR plus %	April 27, 2020
Floating Rate Class A-3 Notes	$391,000,000	3-month LIBOR plus %	January 25, 2022
Floating Rate Class A-4A Notes	$676,500,000	3-month LIBOR plus %	April 26, 2027
Floating Rate Class A-5 Notes	$1,804,295,000	3-month LIBOR plus %	January 27, 2042
Floating Rate Class B-1 Notes	$71,000,000	3-month LIBOR plus %	July 25, 2025
Floating Rate Class B-2A Notes	$35,205,000	3-month LIBOR plus %	January 27, 2042
Auction Rate Class B-2B Notes	$49,000,000	Auction	January 27, 2042

The trust will also issue a class of floating rate EURIBOR-based notes, the class A-4B notes, which are not being offered by this term sheet. We are including information about the class A-4B notes solely to provide investors a better understanding of the offered notes.

The trust will make payments primarily from collections on a pool of consolidation student loans. Interest and principal on the floating rate notes will be payable quarterly on the 25th day of each January, April, July and October, beginning in July 2007. Interest and principal on the auction rate notes will be payable on the business day following the end of each applicable auction period and, for auction periods greater than 90 days, on the quarterly distribution dates referred to above. In general, the trust will pay or allocate principal, sequentially, to the class A-1 through class A-3 notes, in that order, until each such class is paid in full, then, pro rata, to the class A-4A and class A-4B notes, until each such class is paid in full, and then to the class A-5 notes, until such class is paid in full. The class B notes will receive payments or allocations of principal beginning on the stepdown date, which is expected to be the July 2013 quarterly distribution date. These payments and allocations will be made first, to the class B-1 notes until such class is paid in full, and then, pro rata, to the class B-2A and class B-2B notes, until each such class is paid in full. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, and the reserve account. On the closing date, the trust will make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rates on the class A-1, class A-2, class A-3, class A-4A, class A-5, class B-1 and class B-2A notes are determined by reference to LIBOR. A description of how LIBOR is determined appears under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus. The interest rate on the class B-2B notes is an auction rate. A description of how the auction rate is determined appears under “Additional Information Regarding the Notes—The Auction Rate Notes” in the base prospectus.

We are offering the notes through the underwriters when and if issued. Application will be made for the floating rate notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Joint Book-Runners

Banc of America Securities LLC	Barclays Capital	JPMorgan	Wachovia Securities

Co-Managers for the Class A-3, Class A-4A and Class A-5 Notes

DEPFA BANK	Fortis Securities LLC

March 27, 2007

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated March 26, 2007 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

THE TRUST WILL NOT ISSUE THE CLASS A-5B NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, (1) THE CLASS A-5 NOTES WILL CONSIST OF ONE CLASS OF FLOATING RATE NOTES; (2) THERE WILL BE NO AUCTION RATE DISTRIBUTION DATE APPLICABLE TO THE CLASS A-5 NOTES AND THERE WILL BE NO DISTRIBUTION OF INTEREST OR PRINCIPAL TO THE CLASS A-5 NOTES ON ANY DATE OTHER THAN A QUARTERLY DISTRIBUTION DATE; (3) THERE WILL BE NO CARRYOVER AMOUNTS ALLOCATED TO THE CLASS A-5 NOTES; AND (4) THE TERM “AUCTION RATE NOTES” WILL REFER ONLY TO THE CLASS B-2B NOTES.

The Notes

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $716,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $763,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $391,000,000;

•	Floating Rate Class A-4A Student Loan-Backed Notes in the amount of $676,500,000; and

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $1,804,295,000.

Class B Notes:

•	Floating Rate Class B-1 Student Loan-Backed Notes in the amount of $71,000,000;

•	Floating Rate Class B-2A Student Loan-Backed Notes in the amount of $35,205,000; and

•	Auction Rate Class B-2B Student Loan-Backed Notes in the amount of $49,000,000.

EURIBOR-based Notes. The trust is also issuing a class of EURIBOR-based notes, the class A-4B notes in the amount of €500,000,000, which are not being offered by this term sheet or the initial free-writing prospectus. Information presented concerning the EURIBOR-based notes is given solely to provide a more complete understanding of the LIBOR-based notes and the auction rate notes offered hereby. The U.S. Dollar equivalent of the Euro-denominated principal amount of the class A-4B notes is $667,500,000, calculated at an exchange rate of $1.335 to €1.00.

Closing Date. The closing date for this offering will be April 5, 2007.

Interest Rates. The spreads to LIBOR and EURIBOR, as applicable, will be set at the time of pricing. The initial interest rate for the auction rate notes will be determined on the second business day before the closing date.

Pricing Date. On or after March 28, 2007.

Initial Accrual Period. The initial accrual period for each class of auction rate notes will begin on the closing date and end on the initial auction rate adjustment date as set forth below. The initial accrual period for the floating rate notes will begin on the closing date and end on July 24, 2007, the day before the first quarterly distribution date. LIBOR or EURIBOR, as applicable, for the first accrual period will be determined by the following formula:

x + [ 20 / 32 * (y-x)]

where:

x	= three-month LIBOR or three-month EURIBOR, as applicable, and
y	= four-month LIBOR or four-month EURIBOR, as applicable.

Initial Auction Date. The initial auction date and the initial rate adjustment date occurring after the closing date for the class B-2B notes will be April 25, 2007, and April 26, 2007, respectively.

Stepdown Date. The stepdown date is the earlier to occur of (a) the July 2013 quarterly distribution date and (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date

Class A-1	January 25, 2016

Class A-2	April 27, 2020

Class A-3	January 25, 2022

Class A-4A	April 26, 2027

Class A-4B	April 26, 2027

Class A-5	January 27, 2042

Class B-1	July 25, 2025

Class B-2A	January 27, 2042

Class B-2B	January 27, 2042

Identification Numbers

The offered notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•	Class A-1 Notes: 78444A AA5

•	Class A-2 Notes: 78444A AB3

•	Class A-3 Notes: 78444A AC1

•	Class A-4A Notes: 78444A AD9

•	Class A-5 Notes: 78444A AE7

•	Class B-1 Notes: 78444A AG2

•	Class B-2A Notes: 78444A AH0

•	Class B-2B Notes: 78444A AJ6

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78444AAA51

•	Class A-2 Notes: US78444AAB35

•	Class A-3 Notes: US78444AAC18

•	Class A-4A Notes: US78444AAD90

•	Class A-5 Notes: US78444AAE73

•	Class B-1 Notes: US78444AAG22

•	Class B-2A Notes: US78444AAH05

•	Class B-2B Notes: US78444AAJ60

The European Common Codes will be set forth in the prospectus supplement for these notes.

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end on April 20, 2007.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on December 31, 2007.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the securities and the conversion of the proceeds from the class A-4B notes from Euros to U.S. Dollars had taken place on that date (assuming that €1.00 converts to $1.335):

Floating Rate Class A-1 Student Loan-Backed Notes	$716,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	763,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	391,000,000
Floating Rate Class A-4A Student Loan-Backed Notes	676,500,000
EURIBOR Class A-4B Student Loan-Backed Notes	667,500,000
Floating Rate Class A-5 Student Loan-Backed Notes	1,804,295,000
Floating Rate Class B-1 Student Loan-Backed Notes	71,000,000
Floating Rate Class B-2A Student Loan-Backed Notes	35,205,000
Auction Rate Class B-2B Student Loan-Backed Notes	49,000,000
Equity	100

Total	$5,173,500,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to $6,160,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-on Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to $15,000,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to $12,500,000.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any quarterly distribution date will be the greater of:

(a)	0.25% of the sum of (i) the Pool Balance, (ii) the amounts, if any, on deposit in the add-on consolidation loan account and the pre-funding account (excluding any amounts in such accounts that will become part of Available Funds on the related quarterly distribution date), as of the close of business on the last day of the related collection period; and

(b)	$7,500,000;

provided that in no event will that balance exceed the sum of the aggregate outstanding principal balance of the LIBOR-based notes, the auction rate notes and the U.S. Dollar Notional Principal Balance of the EURIBOR-based notes.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $161,000,000. On and prior to the October 2008 quarterly distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing, administration, auction agent and broker-dealer fees, interest due to the class A noteholders and payments due to the swap counterparty, other than any termination payments, pursuant to the currency swap and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

All funds remaining on deposit in the capitalized interest account on the October 2008 quarterly distribution date will be transferred to the collection account and included as available funds on that quarterly distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the October 2008 quarterly distribution date.

Pre-Funding Account. On the closing date, the administrator will establish and maintain the pre-funding account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the pre-funding account on the closing date. The deposit will be in cash or eligible investments equal to $2,210,736,437.

Currency Swap. With respect to the currency swap, the spreads to LIBOR and EURIBOR will be set at the time of pricing. On the closing date, the trust will enter into a currency swap (the “currency swap”) with Barclays Bank PLC (the “swap counterparty”). Under the currency swap, the trust and the swap counterparty will exchange the trust’s U.S. Dollar payments on the class A-4B notes into Euros. The U.S. Dollar notional amount of the currency swap will be equal to the initial U.S. Dollar Notional Principal Balance of the class A-4B notes, calculated at an exchange rate of $1.335 to €1.00, and the Euro notional amount of the currency swap will be equal to the Euro denominated principal amount of the class A-4B notes, which is €500,000,000.

On the third business day immediately preceding each quarterly distribution date, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to the product of:

•	EURIBOR (determined as of the same time and in the same manner as for the class A-4B notes for the related accrual period) plus a percentage to be determined at the time of pricing;

•	the outstanding principal amount of the class A-4B notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

On the third business day immediately preceding each quarterly distribution date, the swap counterparty will be paid from the collection account and, if necessary, the reserve account and the capitalized interest account (to the extent funds are available), an amount in U.S. Dollars equal to the product of:

•	LIBOR (determined as of the same time and in the same manner as for the LIBOR-based notes for the related accrual period) plus a percentage to be determined at the time of pricing;

•	the U.S. Dollar equivalent of the outstanding principal amount of the class A-4B notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

In addition, on the third business day immediately preceding each quarterly distribution date, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to (a) the payment of principal in U.S. Dollars, if any, that would be paid by the trust to the holders of the class A-4B notes on the related quarterly distribution date if not for the existence of the currency swap, multiplied by (b) the exchange rate. Equivalent U.S. Dollar amounts and Euro amounts will be calculated using an exchange rate of $1.335 to €1.00.

The occurrence of an event of default under the indenture that results in an acceleration of the notes will not cause a termination of the currency swap, and no swap termination payment will be payable by either the trust or the swap counterparty.

Swap Counterparty.

Barclays Bank PLC. Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.

Based on the Group’s audited financial information for the year ended December 31, 2006, the Group had total assets of £996,503 million (2005: £924,170 million), total net loans and advances1 of £313,226 million (2005: £300,001 million), total deposits2 of £336,316 million (2005: £313,811 million), and total shareholders’ equity of £27,106 million (2005: £24,243 million) (including minority interests of £1,685 million (2005: £1,578 million)). The profit before tax of the Group for the year ended December 31, 2006 was £7,197 million (2005: £5,311 million) after impairment charges on loans and advances and other credit provisions of £2,154 million (2005: £1,571 million). The financial information in this paragraph is extracted from the audited Results Announcement of the Group for the year ended December 31, 2006.

The information in the preceding four paragraphs has been provided by Barclays Bank PLC, and has not been verified by the depositor, the trust, the sponsor, the administrator, the servicer, the trustee, the indenture trustee or the underwriters. Except for the foregoing four paragraphs, Barclays Bank PLC has not been involved in the preparation of, and does not accept responsibility for, this term sheet or the initial free-writing prospectus.

[1]	Total net loans and advances include balances relating to both bank and customer accounts.

[2]	Total deposits include deposits from bank and customer accounts.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the aggregate initial balances of the add-on consolidation loan account and the pre-funding account is approximately 99.75% of the aggregate principal balance of the notes (using the U.S. Dollar equivalent of the principal balance of the class A-4B notes) minus the initial balance of the capitalized interest account.

Distributions from the Future Distribution Account

On each monthly allocation date that is not also a quarterly distribution date, the administrator will instruct the indenture trustee to pay to the servicer, from amounts on deposit in the future distribution account for the benefit of the servicer, and then from amounts on deposit in the collection account, the capitalized interest account and the reserve account, in that order, the amount of the primary servicing fee due and payable to the servicer on such monthly allocation date.

On each auction rate distribution date that is not a quarterly distribution date, the administrator will instruct the indenture trustee to make the following distributions:

•

first, from amounts deposited in the future distribution account for the benefit of the auction agent and the broker-dealers and then from amounts on deposit in the collection account, pro rata, to the auction agent and the broker-dealers, the respective fees of the auction agent and the broker-dealers;

•

second, from amounts deposited in the future distribution account for the benefit of the auction rate class B notes, and then from amounts on deposit in the collection account, to the auction rate class B notes, an amount equal to the Class B Noteholders’ Interest Distribution Amount for the auction rate class B notes;

•

third, from amounts deposited in the future distribution account that were allocated to the auction rate class B notes on the immediately preceding quarterly distribution date, to the auction rate class B notes, an amount equal to principal payable thereon; and

•

fourth, from amounts deposited in the future distribution account that were allocated to the auction rate class B notes on the immediately preceding quarterly distribution date, to the auction rate class B notes, an amount equal to any carryover amounts and interest on any carryover amounts with respect thereto.

The chart on the following page illustrates the application of funds in the future distribution account on each auction rate distribution date as described in this term sheet and the initial free-writing prospectus.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the add-on consolidation loan account, the capitalized interest account, the supplemental purchase account, the pre-funding account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters and initial purchasers) are payable by the depositor. Expenses to be paid by the depositor in respect of the offered notes are estimated to be $4,017,244.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain quarterly distribution dates based on various assumptions.

Underwriting

The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about April 5, 2007 against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4A Notes
Banc of America Securities LLC	$179,000,000	$254,334,000	$65,167,000	$112,750,000
Barclays Capital Inc.	179,000,000	0	65,167,000	112,750,000
J.P. Morgan Securities Inc.	179,000,000	254,333,000	65,167,000	112,750,000
Wachovia Capital Markets, LLC	179,000,000	254,333,000	65,167,000	112,750,000
DEPFA BANK plc.	0	0	65,166,000	112,750,000
Fortis Securities LLC	0	0	65,166,000	112,750,000

Total	$716,000,000	$763,000,000	$391,000,000	$676,500,000

Underwriter	Class A-5 Notes	Class B-1 Notes	Class B2A Notes	Class B-2B Notes
Banc of America Securities LLC	$300,716,000	$17,750,000	$8,802,000	$16,334,000
Barclays Capital Inc.	300,717,000	17,750,000	8,801,000	0
J.P. Morgan Securities Inc.	300,716,000	17,750,000	8,801,000	16,333,000
Wachovia Capital Markets, LLC	300,716,000	17,750,000	8,801,000	16,333,000
DEPFA BANK plc.	300,715,000	0	0	0
Fortis Securities LLC	300,715,000	0	0	0

Total	$1,804,295,000	$71,000,000	$35,205,000	$49,000,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

Each underwriter has represented and agreed that:

•

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ( the “FSMA”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity,

within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

DEPFA BANK plc has agreed that it will not offer or sell any notes in the United States or to U.S. persons for certain periods, except through a broker-dealer that is registered in the United States.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the base prospectus attached as Appendix I thereto (collectively, the “pre-pricing disclosure package”), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

Glossary

“Class A Note Interest Shortfall” means, for any quarterly distribution date, the sum for all of the class A notes of the excess of:

•	the amount of interest (excluding carryover amounts) that was payable on the preceding quarterly distribution date to each class of class A notes, over

•

the amount of interest actually distributed with respect to each such class A note (in the case of the LIBOR-based class A notes) or paid to the swap counterparty for interest (in the case of the EURIBOR-based class A notes) for payment to the EURIBOR-based class A noteholders on that preceding quarterly distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding quarterly distribution date to the current quarterly distribution date.

“Class A Note Principal Shortfall” means, as of the close of any quarterly distribution date, the excess of:

•	the Class A Noteholders’ Principal Distribution Amount on that quarterly distribution date, over

•

the amount of principal actually distributed with respect to such class A notes (in the case of the LIBOR-based class A notes) or paid to the swap counterparty for principal (in the case of the EURIBOR-based class A notes) for payment to the EURIBOR-based class A noteholders on that quarterly distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•

the amount of interest accrued (including the U.S. Dollar equivalent in the case of the EURIBOR-based class A notes) at the class A note interest rates for the related accrual period with respect to all classes of class A notes on the aggregate outstanding balance of these classes of class A notes (including the U.S. Dollar equivalent in the case of the EURIBOR-based class A notes) on the applicable immediately preceding quarterly distribution date (or in the case of the initial quarterly distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on preceding quarterly distribution dates; and

•	the Class A Note Interest Shortfall for that quarterly distribution date.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
Percentage of CLR	24	48	72	96	120
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is March 13, 2007;

•	the closing date will be April 5, 2007;

•

all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	a 91-day Treasury bill rate of 5.05%; and

•	a three-month commercial paper rate of 5.20%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	distributions begin on July 25, 2007, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 5.35%;

•	class A-2 notes: 5.39%;

•	class A-3 notes: 5.41%;

•	class A-4 notes: 5.44%;

•	class A-5 notes: 5.51%;

•	class B-1 notes: 5.49%;

•	class B-2A notes: 5.60%; and

•	class B-2B notes: 5.45% plus applicable auction agent and broker-dealer fees of 0.16% per annum;

•	an administration fee equal to $20,000 is paid quarterly by the trust to the administrator, beginning in July 2007;

•	a servicing fee equal to 1/12 of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $12,500,000 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $7,500,000;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $15,000,000 and the full amount is used to purchase add-on consolidation loans on the closing date;

•

the capitalized interest account has an initial balance equal to $161,000,000, and on the October 2008 quarterly distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.25% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 6 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•

an optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates;

•

the pool of trust student loans consists of 4,124 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term; and

•	additional trust student loans in the amount of $2,210,736,437 are purchased at a price of 100% and added to the trust on September 30, 2007, using funds on deposit in the pre-funding account.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 Notes	2.69	2.24	2.00	1.84	1.72
Class A-2 Notes	8.18	6.00	5.00	4.40	3.97
Class A-3 Notes	11.76	8.54	7.00	6.08	5.46
Class A-4 Notes	15.85	12.08	9.85	8.51	7.60
Class A-5 Notes	21.80	19.12	16.42	14.24	12.56
Class B-1 Notes	12.04	9.93	8.89	8.34	7.98
Class B-2 Notes	21.06	18.57	16.27	14.44	13.01

Expected Maturity Date
Class A-1 Notes	October 25, 2012	April 25, 2011	October 25, 2010	April 25, 2010	January 25, 2010
Class A-2 Notes	October 25, 2017	January 25, 2015	July 25, 2013	October 25, 2012	April 25, 2012
Class A-3 Notes	January 25, 2020	July 25, 2016	October 25, 2014	October 25, 2013	April 25, 2013
Class A-4 Notes	October 25, 2025	January 25, 2022	April 25, 2019	October 25, 2017	July 25, 2016
Class A-5 Notes	January 25, 2031	January 25, 2029	July 25, 2026	April 25, 2024	April 25, 2022
Class B-1 Notes	January 25, 2024	October 25, 2020	October 25, 2018	January 25, 2018	April 25, 2017
Class B-2 Notes	January 25, 2031	January 25, 2029	July 25, 2026	April 25, 2024	April 25, 2022

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
July 2007	98	94	89	84	79
July 2008	85	56	28	0	0
July 2009	48	0	0	0	0
July 2010	33	0	0	0	0
July 2011	17	0	0	0	0
July 2012	*	0	0	0	0
July 2013	0	0	0	0	0
July 2014	0	0	0	0	0
July 2015	0	0	0	0	0
July 2016	0	0	0	0	0
July 2017	0	0	0	0	0
July 2018	0	0	0	0	0
July 2019	0	0	0	0	0
July 2020	0	0	0	0	0
July 2021	0	0	0	0	0
July 2022	0	0	0	0	0
July 2023	0	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	90	76
July 2011	100	93	71	50	29
July 2012	100	67	35	5	0
July 2013	83	38	0	0	0
July 2014	65	9	0	0	0
July 2015	46	0	0	0	0
July 2016	26	0	0	0	0
July 2017	5	0	0	0	0
July 2018	0	0	0	0	0
July 2019	0	0	0	0	0
July 2020	0	0	0	0	0
July 2021	0	0	0	0	0
July 2022	0	0	0	0	0
July 2023	0	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	53
July 2013	100	100	94	18	0
July 2014	100	100	17	0	0
July 2015	100	56	0	0	0
July 2016	100	0	0	0	0
July 2017	100	0	0	0	0
July 2018	66	0	0	0	0
July 2019	18	0	0	0	0
July 2020	0	0	0	0	0
July 2021	0	0	0	0	0
July 2022	0	0	0	0	0
July 2023	0	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	100
July 2013	100	100	100	100	85
July 2014	100	100	100	78	54
July 2015	100	100	82	52	25
July 2016	100	98	59	26	0
July 2017	100	79	36	*	0
July 2018	100	61	15	0	0
July 2019	100	43	0	0	0
July 2020	91	26	0	0	0
July 2021	75	8	0	0	0
July 2022	59	0	0	0	0
July 2023	41	0	0	0	0
July 2024	23	0	0	0	0
July 2025	2	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	100
July 2013	100	100	100	100	100
July 2014	100	100	100	100	100
July 2015	100	100	100	100	100
July 2016	100	100	100	100	97
July 2017	100	100	100	100	79
July 2018	100	100	100	84	63
July 2019	100	100	96	70	50
July 2020	100	100	83	58	40
July 2021	100	100	71	47	31
July 2022	100	94	61	39	0
July 2023	100	82	51	31	0
July 2024	100	70	42	0	0
July 2025	100	59	34	0	0
July 2026	87	48	0	0	0
July 2027	72	39	0	0	0
July 2028	58	30	0	0	0
July 2029	44	0	0	0	0
July 2030	30	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class B-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	100
July 2013	98	97	96	94	93
July 2014	91	84	77	70	64
July 2015	84	71	59	47	35
July 2016	76	57	40	23	15
July 2017	67	43	21	7	0
July 2018	58	29	4	0	0
July 2019	49	16	0	0	0
July 2020	39	2	0	0	0
July 2021	28	0	0	0	0
July 2022	16	0	0	0	0
July 2023	4	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class B-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	100
July 2013	100	100	100	100	100
July 2014	100	100	100	100	100
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	91
July 2018	100	100	100	89	73
July 2019	100	100	93	74	58
July 2020	100	100	80	61	46
July 2021	100	94	69	50	36
July 2022	100	83	58	41	0
July 2023	100	73	49	33	0
July 2024	92	62	40	0	0
July 2025	84	52	32	0	0
July 2026	71	43	0	0	0
July 2027	59	34	0	0	0
July 2028	48	27	0	0	0
July 2029	36	0	0	0	0
July 2030	25	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes

at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	2.69	1.37	1.06	0.86	0.73
Class A-2 Notes	8.18	3.71	2.38	1.84	1.56
Class A-3 Notes	11.76	5.96	3.81	2.80	2.24
Class A-4 Notes	15.85	9.88	6.49	4.74	3.73
Class A-5 Notes	21.80	18.01	14.09	10.88	8.62
Class B-1 Notes	12.04	9.65	8.61	8.12	7.51
Class B-2 Notes	21.06	18.21	15.50	13.06	11.00

Expected Maturity Date
Class A-1 Notes	October 25, 2012	July 25, 2009	October 25, 2008	July 25, 2008	April 25, 2008
Class A-2 Notes	October 25, 2017	April 25, 2012	July 25, 2010	October 25, 2009	April 25, 2009
Class A-3 Notes	January 25, 2020	January 25, 2014	July 25, 2011	July 25, 2010	October 25, 2009
Class A-4 Notes	October 25, 2025	April 25, 2020	April 25, 2016	October 25, 2013	April 25, 2012
Class A-5 Notes	January 25, 2031	April 25, 2028	January 25, 2025	July 25, 2021	October 25, 2018
Class B-1 Notes	January 25, 2024	October 25, 2020	July 25, 2018	April 25, 2017	April 25, 2016
Class B-2 Notes	January 25, 2031	April 25, 2028	January 25, 2025	July 25, 2021	October 25, 2018

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
July 2007	98	94	89	84	79
July 2008	85	56	28	0	0
July 2009	48	0	0	0	0
July 2010	33	0	0	0	0
July 2011	17	0	0	0	0
July 2012	*	0	0	0	0
July 2013	0	0	0	0	0
July 2014	0	0	0	0	0
July 2015	0	0	0	0	0
July 2016	0	0	0	0	0
July 2017	0	0	0	0	0
July 2018	0	0	0	0	0
July 2019	0	0	0	0	0
July 2020	0	0	0	0	0
July 2021	0	0	0	0	0
July 2022	0	0	0	0	0
July 2023	0	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	99	73
July 2009	100	95	47	*	0
July 2010	100	59	0	0	0
July 2011	100	25	0	0	0
July 2012	100	0	0	0	0
July 2013	83	0	0	0	0
July 2014	65	0	0	0	0
July 2015	46	0	0	0	0
July 2016	26	0	0	0	0
July 2017	5	0	0	0	0
July 2018	0	0	0	0	0
July 2019	0	0	0	0	0
July 2020	0	0	0	0	0
July 2021	0	0	0	0	0
July 2022	0	0	0	0	0
July 2023	0	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	15
July 2010	100	100	87	0	0
July 2011	100	100	0	0	0
July 2012	100	83	0	0	0
July 2013	100	20	0	0	0
July 2014	100	0	0	0	0
July 2015	100	0	0	0	0
July 2016	100	0	0	0	0
July 2017	100	0	0	0	0
July 2018	66	0	0	0	0
July 2019	18	0	0	0	0
July 2020	0	0	0	0	0
July 2021	0	0	0	0	0
July 2022	0	0	0	0	0
July 2023	0	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	91	60
July 2011	100	100	97	57	23
July 2012	100	100	72	28	0
July 2013	100	100	49	3	0
July 2014	100	89	29	0	0
July 2015	100	72	11	0	0
July 2016	100	56	0	0	0
July 2017	100	41	0	0	0
July 2018	100	26	0	0	0
July 2019	100	11	0	0	0
July 2020	91	0	0	0	0
July 2021	75	0	0	0	0
July 2022	59	0	0	0	0
July 2023	41	0	0	0	0
July 2024	23	0	0	0	0
July 2025	2	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	94
July 2013	100	100	100	100	75
July 2014	100	100	100	87	61
July 2015	100	100	100	74	50
July 2016	100	100	95	62	40
July 2017	100	100	84	52	32
July 2018	100	100	73	44	26
July 2019	100	100	64	37	0
July 2020	100	97	55	30	0
July 2021	100	87	47	0	0
July 2022	100	77	40	0	0
July 2023	100	67	33	0	0
July 2024	100	58	28	0	0
July 2025	100	48	0	0	0
July 2026	87	40	0	0	0
July 2027	72	32	0	0	0
July 2028	58	0	0	0	0
July 2029	44	0	0	0	0
July 2030	30	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class B-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	100
July 2013	98	96	94	100	89
July 2014	91	81	71	68	50
July 2015	84	66	49	39	18
July 2016	76	52	34	15	0
July 2017	67	38	16	0	0
July 2018	58	24	0	0	0
July 2019	49	11	0	0	0
July 2020	39	2	0	0	0
July 2021	28	0	0	0	0
July 2022	16	0	0	0	0
July 2023	4	0	0	0	0
July 2024	0	0	0	0	0
July 2025	0	0	0	0	0
July 2026	0	0	0	0	0
July 2027	0	0	0	0	0
July 2028	0	0	0	0	0
July 2029	0	0	0	0	0
July 2030	0	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

Class B-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
July 2007	100	100	100	100	100
July 2008	100	100	100	100	100
July 2009	100	100	100	100	100
July 2010	100	100	100	100	100
July 2011	100	100	100	100	100
July 2012	100	100	100	100	100
July 2013	100	100	100	100	100
July 2014	100	100	100	100	100
July 2015	100	100	100	100	100
July 2016	100	100	100	100	93
July 2017	100	100	100	95	75
July 2018	100	100	99	80	60
July 2019	100	100	87	66	0
July 2020	100	100	75	55	0
July 2021	100	91	64	0	0
July 2022	100	80	54	0	0
July 2023	100	70	45	0	0
July 2024	92	60	37	0	0
July 2025	84	50	0	0	0
July 2026	71	41	0	0	0
July 2027	59	33	0	0	0
July 2028	48	0	0	0	0
July 2029	36	0	0	0	0
July 2030	25	0	0	0	0
July 2031	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 2.0 years in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 1.2% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)(2)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.7%	1.2%	1.6%	2.0%
Class A-2 Notes	0.0	1.3	2.2	2.9	3.5
Class A-3 Notes	0.0	1.8	2.9	3.9	4.7
Class A-4 Notes	0.0	2.3	4.0	5.3	6.4
Class A-5 Notes	0.0	3.0	5.6	7.8	9.7
Class A-6 Notes	0.0	3.3	6.6	9.8	12.6
Class B Notes	0.0	3.7	6.8	9.7	12.1

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.
(2)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates.

$4,506,000,000

SLM Student Loan Trust 2007-4

Issuing Entity

$716,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$763,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$391,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$676,500,000	Floating Rate Class A-4A Student Loan-Backed Notes

$1,804,295,000	Floating Rate Class A-5 Student Loan-Backed Notes

$71,000,000	Floating Rate Class B-1 Student Loan-Backed Notes

$35,205,000	Floating Rate Class B-2A Student Loan-Backed Notes

$49,000,000	Auction Rate Class B-2B Student Loan-Backed Notes

SLM FUNDING LLC

Depositor

SALLIE MAE, INC.

Sponsor, Servicer and Administrator

Joint Book-Runners

Banc of America Securities LLC

Barclays Capital

JPMorgan

Wachovia Securities

Co-Managers for the Class A-3, Class A-4A and Class A-5 Notes

DEPFA BANK

Fortis Securities LLC

March 27, 2007